Supplement
To Prospectus Supplement dated September 26, 2002
To Prospectus dated September 20, 2002

$532,270,254 (Approximate)

Credit Suisse First Boston Mortgage Securities Corp.
Depositor

CSFB Mortgage-Backed Pass-Through Certificates, Series 2002-AR27

The prospectus supplement dated September 26, 2002 to the prospectus dated September 20, 2002 with respect to the above captioned series is hereby amended as follows:

The fourth paragraph under the definition of “Senior Prepayment Percentage” beginning on page S-76 is amended to read as follows:

In spite of the foregoing, the Senior Prepayment Percentage for the related group will equal 100% for any distribution date as to which (i) the outstanding Stated Principal Balance of the mortgage loans in the related group, delinquent 60 days or more (including all REO and loans in foreclosure) averaged over the preceding six month period, as a percentage of the related Group C-B Component Balance as of that distribution date is equal to or greater than 50% or (ii) cumulative Realized Losses for the mortgage loans in the related group exceed:

•

for any distribution date prior to the third anniversary of the first distribution date, 20% of the related original Group C-B Component Balance;

•

for any distribution date on or after the third anniversary but prior to the eighth anniversary of the first distribution date, 30% of the related original Group C-B Component Balance;

•

for any distribution date on or after the eighth anniversary but prior to the ninth anniversary of the first distribution date, 35% of the related original Group C-B Component Balance;

•

for any distribution date on or after the ninth anniversary but prior to the tenth anniversary of the first distribution date, 40% of the related original Group C-B Component Balance;

•

for any distribution date on or after the tenth anniversary but prior to the eleventh anniversary of the first distribution date, 45% of the related original Group C-B Component Balance; and

•

for any distribution date on or after the eleventh anniversary of the first distribution date, 50% of the related original Group C-B Component Balance.

Credit Suisse First Boston

Underwriter

November 18, 2002